EXHIBIT 10.1

AMENDMENT NO. 1

SPARK NETWORKS, INC.

2007 OMNIBUS INCENTIVE PLAN

The following constitutes Amendment No. 1 to the 2007 Omnibus Incentive Plan (the “Plan”) of Spark Networks, Inc. (the “Company”), which originally became effective as of July 9, 2007. This amendment increases the total number of initially authorized shares of Common Stock reserved and available for issuance under the Plan from 2,500,000 shares by 250,000 shares so that the Plan authorizes a total of 2,750,000 shares, which amount does not include the annual increase of reserved shares as provided in Article IV Section 4.01 of the Plan.

Pursuant to the resolutions of the board of directors dated November 5, 2008 and the approval of the Company’s stockholders at the Special Meeting of Stockholders held on January 5, 2009, Article IV Section 4.01 of the Plan shall be deleted in its entirety and replaced with the following:

“4.01 Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 2,750,000 shares of Common Stock; provided, however, that on January 1 of each year, beginning on January 1, 2009, such maximum aggregate number of shares of Common Stock shall be increased by an amount equal to the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board. No more than 500,000 shares of Common Stock may be issued under the Plan as Awards under Articles VII, VIII and IX. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.”

IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this amendment to the Plan by the board of directors and stockholders on the day and year set forth below, the Company has caused this amendment to the Plan to be duly executed by its duly authorized officer.

Dated: January 5, 2009

SPARK NETWORKS, INC., a Delaware corporation

By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel and Corporate Secretary